UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2008

BOND LABORATORIES, INC.

Nevada	333-137170	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

777 S. Highway 101, Suite 215 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-847-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company," or "the Corporation" refers to Bond Laboratories, Inc., a Nevada corporation.

Item 7.01.  Regulation FD Disclosure.

Bond Laboratories, Inc (OTC Bulletin Board: BNLB-News), today announced the closing of a private placement of common stock and common stock purchase warrants raising gross proceeds of approximately $3 million. A copy of the press release is furnished as Exhibit 99.1 to this Current Report filed on Form 8-K and is incorporated herein by reference.

Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

99.1Press Release dated July 1, 2008, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 1, 2008

Bond Laboratories, Inc.

By:	/S/ Scott Landow
Scott Landow
Chief Executive Officer, Director